UNISYS CORPORATION


                               AMENDMENT
                                 TO THE
       DEFERRED COMPENSATION PLAN FOR DIRECTORS OF UNISYS CORPORATION



1. Sections 4.2(b) and(c) are amended and restated in their entirety, effective September 24, 1999, to read as follows:

     "(b) Each Eligible Director may elect, at the same time as a Deferral Election is made, to have one or more of the Investment
Measurement Options applied to current deferrals. Such election with respect to current deferrals may be changed at any time upon appropriate notice to the Corporate Executive Compensation
Department.

     (c) Subject to the restrictions described in Subsection (d), a Participant may elect to change the manner in which Investment Measurement Options apply to existing Account Balances. In addition, a Participant may elect to transfer all or any portion of his/her Account balance to the Director Stock Unit Plan and such amounts will be credited under that Plan as Elective Stock Units, subject to the terms and conditions of the Director Stock Unit Plan. Any election described in this subsection (c) will be effective upon appropriate notice to the Corporate Executive Compensation Department."